EXHIBIT  23  -  CONSENT  OF  ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of Southern States Power Company, Inc. of our report dated September
10, 2003 on our audit of the financial statements of Southern States Power Company, Inc. as of April 30, 2003, and the results of its operations and cash flows for the year then ended.




/s/  Kabani  &  Company,  Inc.
-----------------------------
Kabani  &  Company,  Inc.
Certified  Public  Accountants
Fountain  Valley,  California
August  9,  2004


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